UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                          MARCH 9, 2004 (MARCH 8, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


         OKLAHOMA                    1-13726                  73-1395733
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
    of incorporation)                                       Identification No.)


 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA              73118
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     (Address of principal executive offices)                   (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on March 8, 2004. The following was included in the Press Release:


                CHESAPEAKE ENERGY CORPORATION DECLARES QUARTERLY
                      COMMON AND PREFERRED STOCK DIVIDENDS

OKLAHOMA CITY, OKLAHOMA, MARCH 8, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors has declared a $0.035 per share quarterly dividend that will be paid on April 15, 2004 to common shareholders of record on April 1, 2004. Chesapeake has approximately 241 million common shares outstanding.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 6.75% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the 6.75% preferred stock is payable on May 17, 2004 to preferred shareholders of record on May 3, 2004 at the quarterly rate of $0.84375 per share. Chesapeake has 2.998 million shares of 6.75% preferred stock outstanding with a liquidation value of $150 million.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 5.0% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the 5.0% preferred stock is payable on May 17, 2004 to preferred shareholders of record on May 3, 2004 at the rate of $1.25 per share. Chesapeake has 1.725 million shares of 5.0% preferred stock outstanding with a liquidation value of $172.5 million.

In addition, Chesapeake's Board has declared a quarterly cash dividend on Chesapeake's 6.0% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the 6.0% preferred stock is payable on June 15, 2004 to preferred shareholders of record on June 1, 2004 at the quarterly rate of $0.75 per share. Chesapeake has 4.6 million shares of 6% preferred stock outstanding with a liquidation value of $230 million.


CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS AND TEXAS GULF COAST REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.


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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CHESAPEAKE ENERGY CORPORATION



                                     BY:    /S/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                                AUBREY K. MCCLENDON
                                              Chairman of the Board and
                                               Chief Executive Officer


Dated:        March 9, 2004

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